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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2003 relating to the consolidated financial statements and financial statement schedules of American International Group, Inc. and subsidiaries (the "Company") as of December 31, 2002, and 2001, and for each of the three years in the period ended December 31, 2002, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

New York, New York
September 3, 2003